Exhibit 4.3
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                             MEREDITH CORPORATION





                               FIRST AMENDMENT
                          Dated As Of March 1, 2002


                                      to


                               NOTE AGREEMENTS
                          Dated as of March 1, 1999










     Re:  $75,000,000 6.51% Senior Notes, Series A, Due March 1, 2005

          $50,000,000 6.57% Senior Notes, Series B, Due September 1, 2005

          $75,000,000 6.65% Senior Notes, Series C, Due March 1, 2006
















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                       FIRST AMENDMENT TO NOTE AGREEMENTS


THIS FIRST AMENDMENT dated as of March 1, 2002 (the or this "First Amendment") to the Note Agreements each dated as of March 1, 1999 is between Meredith Corporation, an Iowa corporation (the "Company"), and each of the institutions which is a signatory to this First Amendment (collectively, the "Noteholders").

                                   RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into separate and several Note Agreements each dated as of March 1, 1999 (collectively, the "Note Agreements"). The Company has heretofore issued the $75,000,000 6.51% Senior Notes, Series A Due March 1, 2005, $50,000,000 6.57%
Senior Notes, Series B, Due September 1, 2005 and $75,000,000 6.65% Senior Notes, Series C, Due March 1, 2006 (collectively, the "Notes") dated March 1, 1999 pursuant to the Note Agreements. Pursuant to Section 17.1 of the Note Agreements, this First Amendment shall become effective when executed by the Company and the holders of at least 66-2/3 % of the outstanding principal amount of the Notes.

     B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:


SECTION 1.  AMENDMENTS.

1.1. Amendment to Section 10.4 (Limitations on Debt). Section 10.4(b) shall be and hereby is amended by deleting the percentage "15%" and replacing it with the percentage "25%".

1.2.  Amendments to Section 10.5 (Liens).

     (a) Section 10.5(g) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

          "(g) Liens on all existing or hereafter acquired or arising Receivables of the Company or any Subsidiary, the Related Security with respect thereto, the collections and proceeds of such Receivables and Related Security, all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited and all other rights and payments relating to such Receivables, which are transferred to the Company, a

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          Subsidiary or a Receivables Purchaser in connection with Receivables
          Facility Attributed Indebtedness; provided such Receivables Facility Attributed Indebtedness is permitted under Section 10.4(b)."

     (b) Section 10.5(k) of the Note Agreements shall be and hereby is amended by deleting the percentage "15%" and replacing it with the percentage "25%".

1.3.  Amendments to Section 10.6 (Mergers, Consolidations and Sales of Assets).

     (a) Section 10.6(a) of the Note Agreements shall be and is hereby amended to replace the period at the end of clause (iii) with the words "; and" and add a new clause (iv) reading as follows:

          "(iv) the Company or any Subsidiary may sell or otherwise dispose of assets as part of any Permitted Receivables Transaction."

     (b) Section 10.6(b) of the Note Agreements shall be and is hereby amended to delete the percentage "5%" in clause (i) and replace it with the percentage "10%", renumber clauses (ii) and (iii) as clauses (iii) and
     (iv), respectively, and add a new clause (ii) reading as follows:

          "(ii) the sale or other disposition of assets as part of any Permitted Receivables Transaction;"

1.4.  Amendment to Section 10.7 (Limitation on Sale-and-Leaseback
Transactions). Section 10.7 shall be and hereby is amended by deleting the percentage "15%" and replacing it with the percentage "25%".

1.5. Amendment to Section 10.8 (Termination of Pension Plans). Section 10.8 of the Note Agreements shall be and is hereby amended by adding the following words at the end thereof:

          ", which withdrawal liability or Lien could reasonably be expected to have a Material Adverse Effect."

1.6. Amendments to Schedule B. Schedule B to the Note Agreements shall be and hereby is amended as follows:

     (i) Consolidated Net Income. The definition of "Consolidated Net income" shall be amended by:

          (x) adding the words "or losses resulting from writedowns of goodwill or other intangibles relating to Existing Properties, other than Incremental Writedowns exceeding $25 million in the aggregate, under Statement of Financial Accounting Standards No. 142 or any successor statement or principle" at the end of clause (h) thereof; and

          (y)  adding the words "or nonrecurring" after the word
          "extraordinary" in clause (l) thereof.

     (ii) Consolidated Net Worth. The definition of "Consolidated Net Worth" shall be amended by adding the words "plus the amount of any losses resulting from writedowns of goodwill or other intangibles relating to


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     Existing Properties, other than Incremental Writedowns exceeding $25 million in the aggregate" at the end thereof.

     (iii)  Debt.  The definition of "Debt" shall be amended by:

          (x)  deleting the word "and" at the end of clause (f) thereof;

          (y) deleting the period at the end of clause (g) thereof and replacing it with the words "; and"; and

          (z)  adding a new clause (h) reading as follows:

               "(h)  Receivables Facilities Attributed Indebtedness."

     (iv)  Priority Debt.  The definition of "Priority Debt" shall be amended by:

          (x) deleting the words "Sections 10.5(g) and (k)" and replacing them with the words "Sections 10.5(h) and (k)";

          (y) deleting the period at the end of clause (iii) and replacing it with the words ", plus"; and

          (z)  adding a new clause (iv) reading as follows:

               "(iv) all Receivables Facility Attributed Indebtedness of the Company and its Subsidiaries."

     (v) Addition of Definitions. The following shall be added as new definitions in alphabetical order in Schedule B to the Note Agreements:

"Existing Properties" shall mean publications, broadcast stations or other assets or properties owned by the Company or a Subsidiary as of March 1, 2002, or any publications, broadcast stations or other assets or properties acquired in a swap or other exchange involving Existing Properties.

"Incremental Writedowns" shall mean writedowns of goodwill or other intangibles with respect to an Existing Property that was acquired after March 1, 2002 (an "Acquired Existing Property") in a swap or exchange involving one or more Existing Properties where (a) the Company or its Subsidiaries paid cash or delivered debt obligations to the other parties to such swap or exchange and such cash or debt obligations constituted more than 10% of the total value of the consideration delivered by the Company or its Subsidiaries to the other parties in such swap or exchange and (b) the writedowns of goodwill or other intangibles with respect to such Acquired Existing Property exceed the aggregate amount of goodwill or other intangibles relating to the Existing Properties transferred by the Company or its Subsidiaries in such swap or other exchange shown on the books of the Company or its Subsidiaries prior to such transfer.

"Permitted Receivables Transaction" means each of (a) the sale or other transfer by the Company or Subsidiary of Receivables Assets to a Subsidiary or the Company, (b) the entry by the Company or one or more Subsidiaries into one or more Receivables Purchase Agreements, and (c) the entry by the Company and any such Subsidiaries into such ancillary agreements, guarantees, documents or


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instruments as are necessary or advisable in connection with such receivables purchase agreements or receivables financing agreements.

"Receivable" means all indebtedness and other obligations owed by a Person to the Company or any Subsidiary or in which the Company or any Subsidiary has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Company or such Subsidiary, including the obligation to pay finance charges with respect thereto.

"Receivables Assets" means all the assets described in Section 10.5(g).

"Receivables Facility Attributed Indebtedness" means, on any date of determination, the amount of obligations outstanding as of such date under a Receivables Purchase Agreement that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

"Receivables Purchase Agreement" means a receivables purchase agreement or other receivables financing agreement with one or more Receivables Purchasers, pursuant to which some or all of such Receivables Purchasers will purchase undivided interests in, or otherwise finance, the Receivables Assets.

"Receivables Purchaser" means any purchaser or investor which purchases undivided interests in or otherwise finances the Receivables Assets, and includes any agent of any such purchaser or investor.

"Related Security" means with respect to any Receivable (i) the inventory and goods, the sale, financing or lease of which gave rise to such Receivable and all insurance contracts with respect thereto, (ii) all security interests or liens and the property subject thereto purporting to secure payment of such Receivable, together with all financing statements and security agreements describing any collateral securing such Receivable, (iii) all guaranties, letters of credit, insurance and other agreements or arrangements supporting or securing the payment of such Receivable, (iv) all invoices, agreements, contracts, records, books and other information relating to such Receivable or the Person obligated to pay such Receivable, (v) any rights of the Company or any Subsidiary under any agreement, document or guaranty executed or delivered in connection with a Permitted Receivables Transaction, and (vi) all proceeds of the foregoing.


SECTION 2.  REPRESENTATION AND WARRANTY OF THE COMPANY

2.1. To induce the Noteholders to execute and deliver this First Amendment (which representation shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that the Company is not paying any fee or other consideration to any Noteholder for the execution of this First Amendment.


SECTION 3.  MISCELLANEOUS

3.1. This First Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by

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this First Amendment, all terms, conditions and covenants contained in the Note
Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

3.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

3.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

3.4. This First Amendment shall be governed by and construed in accordance with New York law.

3.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.



MEREDITH CORPORATION


By:  /s/ THOMAS FERREE

      Its Corporate Controller



























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ACCEPTED AND AGREED TO:



MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY


By:  David L. Babson & Company Inc.
     as Investment Adviser

By:  /s/ MARK A. AHMED
         Managing Director



C. M. LIFE INSURANCE COMPANY


By:  David L. Babson & Company Inc.
     as Investment Sub-Advisor

By:  /s/ MARK A. AHMED
         Managing Director


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ACCEPTED AND AGREED TO:



METROPOLITAN LIFE INSURANCE
COMPANY


By:  /s/ ERIK V. SAVI



TEXAS LIFE INSURANCE COMPANY


By:  /s/ ERIK V. SAVI


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ACCEPTED AND AGREED TO:



PRINCIPAL LIFE INSURANCE
COMPANY


By:  Principal Capital Management, LLC,
     a Delaware limited liability company,
     its authorized signatory


By:  /s/ DOUGLAS A. DREES
         Counsel

By:  /s/ CLINT WOODS
         Counsel



PRINCIPAL LIFE INSURANCE
COMPANY ON BEHALF OF ONE
OR MORE SEPARATE ACCOUNTS


By:  Principal Capital Management, LLC,
     a Delaware limited liability company,
     its authorized signatory


By:  /s/ DOUGLAS A. DREES
         Counsel

By:  /s/ CLINT WOODS
         Counsel



COMMERCIAL UNION LIFE
INSURANCE COMPANY OF
AMERICA


By:  Principal Life Insurance Company, an
     Iowa corporation, its attorney-in-fact


By:  /s/ DOUGLAS A. DREES
         Counsel

By:  /s/ CLINT WOODS
         Counsel


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ACCEPTED AND AGREED TO:



THE TRAVELERS INSURANCE
COMPANY


By:  /s/ JOHN PETCHLER
         Vice President



TRAVELERS CASUALTY AND
SURETY COMPANY


By:  /s/ JOHN PETCHLER
         Vice President



AMERICAN HEALTH AND LIFE
INSURANCE COMPANY


By:  /s/ JOHN PETCHLER
         Vice President



TRITON INSURANCE COMPANY


By:  /s/ JOHN PETCHLER
         Vice President


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